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                                                                    EXHIBIT 10.4
                                ESCROW AGREEMENT


         ESCROW AGREEMENT ("Escrow Agreement"), dated as of the 4th day of October, 1999, by and among CREATIVE PRODUCTS INTERNATIONAL, INC., a Delaware corporation with an address at P. O. Box 9288, Seattle, Washington 98109 (the "Company"), SUSAN A. SCHRETER, an individual with an address at 5843 Woodlawn Avenue North, Seattle, Washington 98103 ("Schreter"), and BRYAN CAVE LLP, a law firm with an address at 245 Park Avenue, New York, New York 10167-0034 (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company and Schreter have entered into an Employment Agreement, dated September 24, 1999 (the "Employment Agreement"), a true and correct copy of which has been delivered to the Escrow Agent, that provides, among other things, for the sale by the Company to Schreter of an aggregate of 384,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at a purchase price of $.05 per share, or an aggregate of $19,200 (the "Aggregate Purchase Price"), subject to the parties entering into this Agreement,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS. All capitalized terms not defined herein shall have the meaning ascribed thereto in the Employment Agreement.

         2. DEPOSIT. (a) Simultaneously with the execution hereof, the Company, on behalf Schreter, is delivering to the Escrow Agent a stock certificate evidencing the Shares registered in the name of Schreter on the books and records of the Company, duly endorsed in blank by Schreter (such stock certificate, as so endorsed is referred to herein, as the "Certificate"). The Company will deliver to the Escrow Agent all dividends and other distributions paid on or made with respect to the Shares during the term of this Agreement (all such dividends and distributions received by the Escrow Agent are hereinafter referred to as the "Distributions").

            (b) The Escrow Agent by its execution and delivery of this Agreement acknowledges receipt of the Certificate, and agrees to hold the Certificate and all Distributions (collectively, the "Escrow Fund") in escrow and to act with respect thereto and otherwise as hereinafter set forth.

         3. DISPOSITION OF THE ESCROW. (a) Subject to the other provisions of this Section 3, the Escrow Agent shall release the Escrow Fund from escrow and deliver the same to Schreter on the date of completion of the Spin-off (the "Spin-off Date"). The Company and Schreter will deliver to the Escrow Agent on, or as soon as practicable after the Spin-off Date, written notice, signed by each, of the completion of the Spin-off, which notice (the "Spin-off Notice") will specify the Spin-off Date.

            (b) Schreter acknowledges that if the Spin-off is not completed and the Escrow Agent does not receive the Spin-off Notice on or before March 31, 2000, the Company shall have the right, during the period commencing April 1, 2000 and terminating at 5:00 P.M. (New York Time) on April 30, 2000 (the "Exercise Period"), to repurchase the Shares from Schreter.. The Company shall exercise such right by giving written notice thereof during the Exercise Period to the Escrow Agent and Schreter (the "Exercise Notice"), which in the case of the Escrow Agent shall be accompanied by a bank cashier's or certified check payable to the order of Schreter in the amount of the Aggregate Purchase Price (the "Payment"). Upon receipt by the Escrow Agent of the Exercise Notice and the Payment, the Escrow shall promptly release from escrow and deliver to the Company all of the Escrow Fund. If the Escrow Agent does not receive the Spin-off Notice on or before March 30, 2000 and the Exercise Notice and







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Payment on or before the expiration of the Exercise Period, the Escrow Agent shall promptly release from escrow and deliver to Schreter all of the Escrow
Fund.

         4. TERMINATION UPON FINAL DISPOSITION. This Agreement shall terminate upon the final disposition of the Escrow Fund and may be terminated at any time prior thereto by and upon receipt by the Escrow Agent of written notice of termination signed by the Company and Schreter directing the disposition of the Escrow Fund.

         5. RIGHTS IN RESPECT OF SHARES HELD IN ESCROW. All rights in connection with or incident to the ownership of the Shares, including without limitation, the right to exercise any and all voting rights associated with the Shares and the right to receive any and all dividends or other distributions in respect of the Shares, during the period such Shares are held in escrow pursuant hereto, shall be vested solely in Schreter, subject to such dividends or distributions being held in escrow pursuant to this Agreement as provided herein.

         6. ESCROW PROVISIONS. (a) The obligations and duties of the Escrow Agent in connection herewith are confined to those specifically enumerated herein and the Escrow Agent shall not be liable or responsible for any act or failure to act on its part except for its own willful misconduct or gross negligence.

            (b) The duties of the Escrow Agent hereunder shall be limited to the safekeeping of the Escrow Fund and the disposition of the same solely in accordance with the terms and conditions hereof and no implied duties or obligations shall be read herein against the Escrow Agent.

            (c) The Escrow Agent may act or refrain from acting with respect to any matter referred to herein in full reliance upon the advice of counsel of its choice, and shall be fully protected and released as to any matter with respect to which it shall have acted or refrained from acting upon the advice of such counsel.

            (d) The Escrow Agent may rely or act upon orders or directions, instruments or signatures believed by it to be genuine and may assume that any person purporting to give any written notice, advice or instruction in connection therewith has been fully authorized to do so.

            (e) The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supercedence of the terms and conditions contained herein unless the same shall be in writing and signed by the other parties hereto. However, the Escrow Agent's duties as Escrow Agent hereunder shall not be affected, unless the Escrow Agent shall have given its prior written consent thereto.

            (f) If the Escrow Agent shall be uncertain as to its duties or rights hereunder, then Escrow Agent shall refrain from taking any action other than to keep safely the Escrow Fund, until it shall be directed otherwise in writing jointly by the Company and Schreter or by a final judgment or order of a court of competent jurisdiction. Any such judgment shall be delivered to the Escrow Agent with a written opinion of counsel setting forth that such judgment is final and that such court is a court of competent jurisdiction and that Escrow Agent shall be fully protected in relying thereon.

            (g) The Escrow Agent shall not be required to institute or defend any action or legal proceeding involving the terms and conditions contained herein. For all payments and deliveries made by the Escrow Agent in accordance with the provisions hereof, the Escrow Agent shall have full release, discharge and acquittance and shall not be subject to any claim on the part of any persons beneficially interested hereunder. The Company and Schreter hereby agree, jointly and severally, to indemnify and hold harmless the Escrow Agent and its successors and assigns from and against any and all claims, disputes or defenses which may arise between the Company and Schreter.

            (h) The Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith including reasonable attorneys' fees, incurred on the part of the Escrow Agent or arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending against







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any claim or liability arising out of or relating to this Agreement, except for such loss, liability, costs or expenses resulting from Escrow Agent's own gross negligence or willful misconduct.

            (i) The Escrow Agent may at any time resign hereunder by giving written notice of resignation to the other parties hereto at least ten days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, the Escrow Fund then held by the Escrow Agent hereunder shall be turned over to a new escrow agent designated in writing by the Escrow Agent who shall be reasonably acceptable to the Company and Schreter and who shall have accepted all of the terms hereof, whereupon all of the Escrow Agent's obligations hereunder shall cease and terminate. If no such person shall have been approved by the Company and Schreter by such date, the Escrow Agent shall be entitled to deposit the Escrow Fund with a court of competent jurisdiction whereupon all of the Escrow Agent's obligations hereunder shall cease and terminate.

         7. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address set forth above or to such other address as any of the parties shall give notice to the other parties hereto in the manner provided (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

         8. WAIVER. No waiver by any party of any breach of any term contained in this Escrow Agreement, in any one or more instances, shall be deemed to be or construed as a further continuing waiver of any such breach or a waiver of any breach of any other term contained in this Agreement.

         9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed as original and which counterparts together shall constitute one and the same instrument.

         10. APPLICABLE LAW. This Agreement is intended to be construed solely in accordance with and governed solely by the laws of the State of New York pertaining to contracts made and fully performed therein (without giving effect to choice of law principles).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

BRYAN CAVE LLP                                     /s/ Susan A. Schreter
                                                  ------------------------------
                                                  Susan A. Schreter



By:   /s/ Steven Suide
   ----------------------------------
  Name:  Steven Suide
  Title: Partner


CREATIVE PRODUCTS INTERNATIONAL, INC.




By:   /s/ Susan A. Schreter
   ----------------------------------
  Name:   Susan A. Schreter
  Title:  Chairman of the Board




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